       12,000,000 Shares of 7% Convertible Trust Issued Preferred Securities
                        (liquidation amount $25 per security)


                                   SUN FINANCING I

               Payment of Principal and Interest Guaranteed by, and
                         Convertible into, Common Stock of

                             SUN HEALTHCARE GROUP, INC.


                                  PURCHASE AGREEMENT

                                             April 28, 1998

BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
SCHRODER & CO. INC.

c/o Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, N.Y.  10167

Dear Sirs:

          Sun Financing I, a statutory business trust created under the laws of the State of Delaware (the "TRUST"), and Sun Healthcare Group, Inc. a Delaware corporation (the "COMPANY"), as depositor of the Trust and as guarantor, propose, subject to the terms and conditions stated herein, that the Trust issue and sell to Bear, Stearns & Co. Inc. (the "REPRESENTATIVE"), Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc. (collectively with the Representative, the "INITIAL PURCHASERS") an aggregate of $300,000,000 (the "FIRM SECURITIES") and, at the election of the Initial Purchasers, up to an additional $45,000,000 (the "OPTIONAL SECURITIES"), of 7% Convertible Trust Issued Preferred Securities (liquidation amount $25 per security), representing undivided beneficial interests in the assets of the Trust, guaranteed on a subordinated basis by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "GUARANTEE") between the Company and The Bank of New York, as trustee (the "GUARANTEE TRUSTEE"), and convertible into common stock, $.01 par value per share ("COMPANY COMMON STOCK") of the Company. The Firm Securities and the Optional Securities that the Initial Purchasers elect to purchase pursuant to Section 2 hereof are referred to collectively as the "PREFERRED SECURITIES." The Trust is to purchase, pursuant to a Debenture Purchase Agreement between the Trust and the Company (the "DEBENTURE PURCHASE AGREEMENT") $309,278,375 aggregate principal amount (or $355,670,131.25 aggregate principal amount assuming full exercise by the Initial Purchasers of the over-allotment option described herein) of 7% Convertible Subordinated Debentures due May 4, 2028 (the "CONVERTIBLE DEBENTURES") of the Company, to be issued pursuant to an Indenture (the "INDENTURE") between the Company and The Bank of New York, as trustee (the "INDENTURE TRUSTEE") and the Company is to purchase pursuant to a Common Securities Purchase Agreement (the "COMMON SECURITIES PURCHASE AGREEMENT") between the Trust and the Company, with the proceeds of the sale of the Preferred Securities up to an aggregate of $9,278,375 (or $10,670,131.25 assuming full exercise by the Initial Purchasers of the over-allotment option described herein) of its Common Securities (liquidation amount $25 per common security) (the "COMMON SECURITIES," and, collectively with the Preferred Securities, the "TRUST SECURITIES").

          The Company will be the holder of 100% of the Common Securities. The Trust will be subject to the terms of an Amended and Restated Declaration , among the Company, as trust sponsor, The Bank of New York, as Property Trustee ("PROPERTY TRUSTEE"), The Bank of New York (Delaware), as Delaware Trustee (the "DELAWARE TRUSTEE") and three individual trustees (the "ADMINISTRATIVE TRUSTEES"), and the holders from time to time, of undivided beneficial interests in the assets of the Trust (the "DECLARATION"). The Property Trustee, the Delaware Trustee and the Administrative Trustees are collectively referred to herein as the "TRUSTEES." The Company and the Trust will also enter into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") among the Company, the Trust and the Initial Purchasers, which shall set forth the obligations of the Trust and the Company to file and use their reasonable best efforts to cause to become effective, a Shelf Registration Statement (as defined in the Registration Rights Agreement) in respect of the Preferred Securities, the Guarantee, the Convertible Debentures and the Company Common Stock issuable upon conversion of the Convertible Debentures and the Preferred Securities.

          Prior to or concurrently with the issuance and sale of the Preferred Securities, the Company is proposing to issue and sell $125,000,000 aggregate principal amount of its 93/8% Senior Subordinated Notes due 2008 (the "NOTES") (plus $25 million aggregate principal amount of Notes subject to an over-allotment option) to the Initial Purchasers pursuant to a purchase agreement, to be dated as of the date hereof (the "NOTES PURCHASE AGREEMENT"), by and among the Company, the guarantors specified therein (the "NOTE GUARANTORS") and the Initial Purchasers. This Agreement, the Guarantee, the Indenture, the Declaration, the Registration Rights Agreement, the Debenture Purchase Agreement, the Common Securities Purchase Agreement and all documents to which the Company or the Note Guarantors are a party related to the offering of the Notes (the "NOTES OFFERING") including without limitation the Notes Purchase Agreement, the Indenture, the Subsidiary Guarantees and the Registration Rights Agreement (as such terms are defined in the Notes Purchase Agreement) are collectively referred to herein as the "TRANSACTION DOCUMENTS."

          The Company and the Trust have prepared a preliminary offering memorandum dated April 14, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum dated April 28, 1998 (the "OFFERING MEMORANDUM") with respect to the offering of the Preferred Securities contemplated by this Agreement (the "OFFERING").

          The Preferred Securities have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and are being sold in reliance on exemptions from or in transactions not subject to the registration requirements of the Securities Act, including sales made to "qualified institutional buyers" as defined in, and in reliance on, Rule 144A under the Securities Act and to a limited number of institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (collectively, "RULE 144A").

          1. REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE COMPANY. As of the date hereof, each of the Trust and the Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

               a. Each of the Preliminary Offering Memorandum and the Offering Memorandum does not (and any amendment or supplement will not) contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to untrue statements made in or omissions from the Preliminary Offering Memorandum (or any amendment or supplement thereto) that are corrected in the Offering Memorandum (or any amendment or supplement thereto) or statements in or omissions from the Preliminary Offering Memorandum (or any amendment or supplement thereto) based on any information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Trust and the Company by the Representatives expressly for use therein.

               b. Arthur Andersen LLP, whose reports are included in the Offering Memorandum, are independent public accountants with respect to the Company and Regency Health Services, Inc. ("REGENCY"), in each case as required by the Securities Act and the rules and regulations promulgated thereunder (the "SECURITIES ACT REGULATIONS").

               c. Each of the historical financial statements of the Company and Regency, including the notes thereto, and supporting schedules included in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries and Regency and its subsidiaries, as the case may be, as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries and Regency and its subsidiaries, as the case may be, for the periods specified, except as otherwise stated in the Offering Memorandum, such historical financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The PRO FORMA financial statements have been prepared on a basis consistent with the historical financial statements, except for the PRO FORMA adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Offering Memorandum.

               d. Each of the Company's and Regency's historical financial statements, including the notes thereto, set forth in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Securities Act.

               e. The Company's PRO FORMA financial statements, including the notes thereto, set forth in the Offering Memorandum comply as to form in all material respects with the requirements of the Securities Act.

               f. Subsequent to the respective dates as of which information is given in the Offering

Memorandum, except as set forth or contemplated in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change, nor any development that might reasonably be expected to involve a prospective material adverse change, in the condition, financial or otherwise, or the earnings, business, management or operations of the Trust or the Company and its subsidiaries taken as a whole, (ii) there has not been any material adverse change or any development that might reasonably be expected to involve a prospective material adverse change in the capital stock or in the long-term debt of the Trust or the Company or any of its subsidiaries and (iii) neither the Trust nor the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business.

               g. Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization and (ii) is duly qualified and in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in each jurisdiction in which the location of its properties (owned or leased) or the nature of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not (a) have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company and its subsidiaries taken as a whole, (b) materially interfere with or materially adversely affect the issuance or marketability of the Preferred Securities pursuant hereto or (c) in any manner draw into question the validity of this Agreement or the other Transaction Documents (the events referred to in clauses (a) through (c), a "MATERIAL ADVERSE EFFECT").

               h. Neither the Company nor any of the Note Guarantors is in violation of its respective charter, by-laws or other organizational documents, as the case may be, or in default in the performance of any obligation, bond, agreement, debenture, note, or any other evidence of indebtedness or any indenture, mortgage, deed or trust or other contract, lease or other instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of such subsidiaries is bound, or to which any of its respective property is subject except for such violations or defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

               i. Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals ("PERMITS") of, and has made all filings with and notice to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws (as defined herein), as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such permit or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; each such permit is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or elapse of time or both, would allow revocation, suspension or termination of any such permit or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are unduly burdensome to the Company or any of its subsidiaries except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

               j. The execution, delivery, and performance of this Agreement and the other Transaction Documents by the Company and by the Trust, as applicable, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or their respective properties or assets may be bound, except for such conflicts, breaches or defaults as would not, singly or in the aggregate, have a Material Adverse Effect, (ii) violate or conflict with any provision of the charter, by-laws, partnership agreement or other organizational document of the Company or any of its subsidiaries, (iii) violate or conflict with any applicable judgment, decree, order, statute, law, rule or regulation of any court or any governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except for such violations or conflicts as would not, singly or in the aggregate, have a Material Adverse Effect, (iv) require any consent, approval, authorization or other order and, or other qualification with any court or governmental body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except (in the case of clauses (ii), (iii) and (iv) above) for any such consents, approvals, authorizations or other orders or qualifications as have been made or obtained in or will be made or obtained in the case of the transactions contemplated by the Registration Rights Agreements as may be required under state securities or Blue Sky laws or the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Preferred Securities and Notes by the Initial Purchasers except for the filing of registration statements under the Securities Act or Exchange Act applicable in connection with the transactions contemplated by the Registration Rights Agreements, and qualification of the Indentures, the Declaration and the Guarantee under the Trust Indenture Act in connection with the Registration Rights Agreements, (v) result in the imposition or creation of (or the obligation to create or impose) any security interest, claim, lien encumbrances or adverse interest of any nature (each, a "LIEN") under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its subsidiaries is or may be subject, or (vi) result in the termination or revocation of any permit of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such permit.

               k. The Guarantee, the Convertible Debentures, the Declaration and the Indenture (collectively, the "GUARANTOR AGREEMENTS") have each been duly and validly authorized and, when validly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustees, where applicable), will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (x) as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceable. On the Closing Date and any Option Closing Date (as defined herein), the Indenture will conform in all material respects to the description thereof contained in the Offering Memorandum and will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") applicable to an indenture which is qualified thereunder.

               l. The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "DELAWARE BUSINESS TRUST ACT") with the trust power and authority to own property and conduct its business as described in the Offering Memorandum, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Offering Memorandum. The Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration and the agreements and instruments contemplated by the Declaration and described in the Offering Memorandum. Based on expected operations and current law, the Trust is and will be classified as a grantor trust and is not and will not be classified as an association taxable as a corporation for United States Federal income tax purposes; the Trust is not a party to or subject to any action, suit or proceeding of any nature; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

               m. The Preferred Securities have been duly authorized and, when issued, executed and authenticated in accordance with the provisions of the Declaration and delivered against payment of the consideration therefor set forth in this Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration; the issuance of the Preferred Securities is not subject to any preemptive or similar rights; and the holders of the Preferred Securities will be entitled to the same limitation of liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware.

               n. The Common Securities have been duly authorized by the Declaration and, when issued, executed and delivered in accordance with the provisions of the Declaration and delivered to the Company against payment of the consideration therefor set forth in the Common Securities Purchase Agreement, will be validly issued and (except as provided in Section 9.1 of the Declaration) fully paid undivided beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to any preemptive or similar rights. At the Closing Date and any Option Closing Date all of the issued and outstanding Common Securities will be owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               o. The Debenture Purchase Agreement and the Common Securities Purchase Agreement have been duly authorized by the Company and the Trust and, at the Closing Date and the Option Closing Date will have been duly executed and delivered.

               p. The Registration Rights Agreement has been duly authorized by the Trust and the Company. The Registration Rights Agreement, when executed and delivered by the Trust and the Company and the Initial Purchasers (assuming the Registration Rights Agreement is duly authorized by the Initial Purchasers), will have been validly executed and delivered by the Trust and the Company and will constitute the valid and binding obligation of the Trust and the Company, enforceable against the Trust and the Company in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity), (iii) the waiver as to stay, extension or usury laws may not be enforceable and (iv) to the extent indemnification or contribution provisions in the Registration Rights Agreement may be unenforceable. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof contained in the Offering Memorandum.

               q. Each of the Guarantor Agreements will conform to the descriptions thereof in the Offering Memorandum.

               r. The Trust has full legal right, power and authority to authorize the offering of the Preferred Securities, to execute, deliver and perform this Agreement and to sell and deliver the Preferred Securities to the Initial Purchasers as provided herein.

               s. The Company had, at December 31, 1997, an authorized and outstanding capitalization as set forth in the Offering Memorandum. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights; the capital stock of the Company conforms to the descriptions thereof contained in the Offering Memorandum.

               t. The shares of Company Common Stock issuable upon conversion of the Preferred Securities have been duly authorized and, when issued in accordance with the terms of the Preferred Securities and the Declaration, will be validly issued, fully paid and nonassessable, will not be subject to any preemptive or similar rights and will conform in all material respects to the description thereof contained in the Offering Memorandum. The shares of Company Common Stock issuable on conversion of the Preferred Securities at the initial conversion price set forth in the Declaration have been reserved for issuance and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for such issuance of Company Common Stock.

               u. The Company Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Company Common Stock under the Exchange Act or delisting the Company Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

               v. The Company is not, and will not become as a result of the offering and sale of the Trust Securities and the Company Common Stock issuable upon the conversion of the Preferred Securities and Convertible Debentures, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

               w. As of the date hereof, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries, except (in each case) as disclosed in the Offering Memorandum or for any such proceeding which the Company has reasonably concluded is not likely to result in a Material Adverse Effect.

               x. Except as would not have a Material Adverse Effect, (i) the Trust and the Company and its subsidiaries are not in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment ("ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with or lack of any permits (as defined below) or other governmental authorizations; and (ii) (A) the Company and its subsidiaries have not received any communication, whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that are reasonably likely to lead to such violation in the future, (B) there is no pending or, to the Company's knowledge, threatened claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to any actual, alleged or, to the Company's or the Trust's knowledge, threatened pollution or contamination, or any circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"), and (C) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could reasonably be expected to form the basis of any Environmental Claim against the Company and its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company and its subsidiaries have retained or assumed either contractually or by operation of law. In the ordinary course of its business, each of the Company and its subsidiaries, where required or appropriate, has conducted environmental investigations of, and has reviewed information regarding, its business properties and operations and those of other properties within the vicinity of its business properties and operations; on the basis of such review, the Trust and the Company have reasonably concluded that such associated costs and liabilities are not likely to have a Material Adverse Effect.

               y. All of the outstanding equity interests of the Note Guarantors have been duly authorized and validly issued and are fully paid and nonassessable, were not issued and are not now in violation of or subject to any preemptive rights and, to the extent owned by the Company or any of its direct or indirect subsidiaries, are owned, directly or indirectly, by the Company free and clear of any lien, claim, encumbrance, security interest, restriction on transfer, shareholders' agreement, voting trust or other preferential arrangement or defect of title whatsoever, except as described in the Offering Memorandum or as are not material.

               z. None of the Trust, the Company, any of its affiliates nor any person acting on behalf of any of them (excluding the Initial Purchasers and their respective affiliates, as to which no representation is made) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such term is defined in the Securities Act) that is or may be integrated with the sale of the Preferred Securities in a manner that would require registration under the Securities Act.

               aa. The Preferred Securities are eligible for resale pursuant to Rule 144A and, when issued, will not be of the same class as any securities listed on a national securities exchange registered under section 6 of the Exchange Act (as hereinafter defined) or quoted in a U.S. automated inter-dealer quotation system.

               bb. Subject to compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, it is not necessary, in connection with the offer, sale and delivery of the Preferred Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Preferred Securities under the Securities Act or to qualify the Indenture, the Declaration or the Guarantee under the Trust Indenture Act of 1939, as amended.

               cc. Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Preferred Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               dd. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               ee. To the extent described in the Offering Memorandum, the facilities owned or operated as continuing operations by the Company or its subsidiaries (the "COMPANY FACILITIES") (i) are certified for participation or enrollment in the Medicare and Medicaid programs, except where failure to do so, singly or in the aggregate, would not have a Material Adverse Effect, (ii) have a current and valid provider contract with the Medicare and Medicaid programs, except where failure to have such contract, singly or in the aggregate, would not have a Material Adverse Effect, and (iii) are in substantial compliance with the terms and conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of the Company's assets except, in each case, where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications, singly or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Offering Memorandum or as to which the Company has reasonably concluded is not likely to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare or Medicaid programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings.

               ff. All material Tax returns required to be filed by the Company and each of its subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. For purposes of this Agreement, the term "TAX" and "TAXES" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

               gg. All indebtedness of the Company and the Note Guarantors that will be repaid with the proceeds of the issuance and sale of the Convertible Debentures was incurred, and the indebtedness represented by the Convertible Debentures is being incurred, for appropriate corporate purposes and in good faith and each of the Company and the Note Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Convertible Debentures, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Convertible Debentures) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Convertible Debentures and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Convertible Debentures) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Convertible Debentures, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Convertible Debentures) able to pay their respective debts as they mature.

               hh. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, is in violation of any Federal "fraud and abuse legislation" or Federal "anti-kickback law."

               ii. The lenders have approved the issuance of the Convertible Debentures, the Preferred Securities, the Common Securities and the Guarantee in accordance with the terms of that certain Credit Agreement dated as of October 8, 1997, by and among the Company and NationsBank of Texas, N.A. and the other banks that are parties thereto.

               jj. Each certificate provided on the Closing Date signed by any officer of the Company or any representative of the Trust and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty of the Company or the Trust, as the case may be, to the Initial Purchasers as to the matters covered thereby.

               kk. The Company and the Trust acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6 hereof, counsel to the Company and the Trust and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          2. PURCHASE, SALE AND DELIVERY OF THE PREFERRED SECURITIES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Trust, the principal amount of the Preferred Securities set forth opposite their respective names in Schedule I hereto at a purchase price equal to $25.00 per share. Payment of the purchase price for, and delivery of, the Preferred Securities will be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Street, New York, New York 10022-3897 at 9:30 a.m. (New York City time) on May 4, 1998, unless postponed in accordance with Section 9 hereof, or such other time and date as may be mutually agreed in writing between you and the Company (the time and date of such payment and delivery being herein called the "CLOSING DATE").

               The Trust and the Company also grant to the Initial Purchasers an option to purchase, solely for the purpose of covering over-allotments in the sale of Firm Securities, if any, all or any portion of the Optional Securities at the purchase price per Preferred Security set forth above. The option granted hereby may be exercised as to all or any part of the Optional Securities at any time (but only once) within 30 days after the date of the Offering Memorandum. The Initial Purchasers shall not be under any obligation to purchase any Optional Securities prior to the exercise of such option. The option granted hereby may be exercised by the Representative giving written notice to the Company setting forth the number of Optional Securities to be purchased and the date and time for delivery of and payment for such Optional Securities and stating that the Optional Securities referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than two full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than three full business days thereafter. In either event, the date so set forth shall not be more than 15 full business days after the date of such notice. The date and time set forth in such notice is herein called the "OPTION CLOSING DATE." Upon exercise of the option, the Trust shall become obligated to sell to the Initial Purchasers, and, subject to the terms and conditions herein set forth, the Initial Purchasers shall become obligated to purchase, for the account of each Initial Purchaser, from the Trust, severally and not jointly, the number of Optional Securities specified in such notice. Optional Securities shall be purchased for the accounts of the Initial Purchasers in proportion to the number of Firm Securities set forth opposite such Initial Purchaser's name in Schedule I hereto, except that the respective purchase obligations of each Initial Purchaser shall be adjusted so that no Initial Purchaser shall be obligated to purchase fractional Optional Securities.

               At or prior to the Closing Date and any Option Closing Date hereunder, the Trust shall execute and deliver for authentication the Preferred Securities to be purchased and sold on such date and shall deposit such Preferred Securities with The Depositary Trust Company ("DTC") for the account or accounts of participants in DTC (including Euroclear and CEDEL, as the case may be) purchasing beneficial interests in one or more certificates in global or definitive form in such denominations and registered in such names as the Initial Purchasers request upon notice to the Trust at least two business days prior to such date. Against delivery of the Preferred Securities to DTC for the respective accounts of the Initial Purchasers, the Initial Purchasers shall pay or cause to be paid to the Company the purchase price for such Preferred Securities by wire transfer in same day funds, payable to the order of the Company. Certificates evidencing the Preferred Securities shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date and any Option Closing Date, or if not so requested, in the name of Cede & Co. as nominee for DTC. The Company will permit you to inspect such certificates at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at least one full business day prior to the Closing Date and any Option Closing Date.

                At the Closing Date and any Option Closing Date, the Company hereby agrees to pay to the Initial Purchasers an Initial Purchaser commission for their services rendered in connection with the transactions contemplated herein in an amount equal to 3.00% of the aggregate purchase price for the Preferred Securities sold to the Initial Purchasers on such date as provided in the first paragraph of this Section 2. The Initial Purchasers shall have the right to deduct from the purchase price payable to the Trust on the Closing Date and any Option Closing Date, as applicable, such combined Initial Purchaser commission.

          3. SUBSEQUENT OFFERS AND RESALES OF THE PREFERRED SECURITIES. The Initial Purchasers, the Trust and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Preferred Securities:

               a. Each Initial Purchaser has advised the Trust that it will offer the Preferred Securities for resale (the "EXEMPT RESALES") upon the terms and conditions set forth in this Agreement and the Offering Memorandum. The Preferred Securities have not been and will not be registered under the Securities Act. Each Initial Purchaser agrees that it will not take, and acknowledges that the Trust has not taken, any action that would permit a public offering of the Preferred Securities in any jurisdiction and further agrees that, with respect to the offer or sale of any Preferred Securities or the delivery or distribution of any Offering Memorandum, it will comply with applicable laws and regulations in such jurisdictions or to which it is otherwise subject. Such Initial Purchaser further agrees that it is not acquiring the Preferred Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Preferred Securities in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.

               b. Each Initial Purchaser represents and warrants that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A or is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of investing in the Preferred Securities and (ii) that neither it nor any of its affiliates nor any person acting on behalf of any such person has engaged in any general solicitation or general advertising, within the meaning of Regulation D under the Securities Act, in connection with the offer, sale or resale of the Preferred Securities.

               c. Each of the Initial Purchasers acknowledges and agrees that it has not and will not offer, sell or deliver the Preferred Securities to or for the account of any person other than (A)(i) institutional buyers that are reasonably believed to be "qualified institutional buyers" (as defined in Rule
144A) and who, in purchasing the Preferred Securities will be deemed to have represented that (x) they are purchasing the Preferred Securities for their own account or accounts with respect to which they exercise sole investment discretion and that they or such accounts are "qualified institutional buyers" (as defined in Rule 144A) and (y) they acknowledge that the seller of such Preferred Securities may be relying on the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A thereunder and such Preferred Securities will not have been registered under the Securities Act or
(ii) other "institutional accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to their purchase of the Convertible Preferred Securities, deliver to the Purchaser a letter to the effect set forth in Annex C to the Offering Memorandum, (B) to eligible purchasers who agree (1) that Preferred Securities purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Securities Act, if applicable) under the Securities Act, as in effect on the date of the transfer of such

Preferred Securities, only (a) to the Company (b) to a "qualified institutional buyer" in compliance with Rule 144A, (c) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (e) pursuant to a registration statement which has been declared effective under the Securities Act, and (2) to deliver to each person to whom such Preferred Securities or an interest therein is transferred a notice substantially to the effect of the foregoing.

               d.   Each Initial Purchaser represents, warrants and agrees that
(i) it has not offered or sold and prior to the expiration of six months from the Closing Date or Option Closing Date will not offer or sell Preferred Securities to persons in the United Kingdom, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations and the Financial Services Act of 1986 with respect to anything done by it in relation to the Preferred Securities in, from, or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on, to any person in the United Kingdom any documents received by it in connection with the issue of the Preferred Securities if the person is of a kind described in Article 11(c) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person whom the documents may lawfully be issued or passed on.

               e. Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Preferred Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Preferred Securities in such jurisdictions. Each Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

               f. The Initial Purchasers acknowledge that the Trust and the Company and its subsidiaries and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 6 hereof, counsel to the Trust and the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations by the Initial Purchasers and the Initial Purchasers hereby consent to such reliance.

          4. COVENANTS OF THE TRUST AND THE COMPANY. The Trust and the Company covenant and agree with the Initial Purchasers that:

               a. If, after the date hereof during such period as in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("COUNSEL FOR THE INITIAL PURCHASERS") an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, any event shall occur as a result of which, in the opinion of Counsel for the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an eligible purchaser, not misleading, or if, in the reasonable judgment of Counsel for the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum, as so amended or supplemented, will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

               b. The Trust will promptly deliver to each of the Initial Purchasers such number of copies of the Offering Memorandum and all amendments of and supplements thereto as the Initial Purchasers may reasonably request within 90 days following the date of the Offering Memorandum.

               c. The Trust will endeavor in good faith, in cooperation with the Initial Purchasers to qualify the Preferred Securities for offering and sale under the securities and legal investment laws relating to the offering or sale of the Preferred Securities of such jurisdictions as you may reasonably request and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Trust be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to take any other action that would subject it to service of process or taxation other than as to matters relating to sales of Preferred Securities in any jurisdiction in which it is not now so subject..

               d. The Company and the Trust will apply the proceeds from the sale of the Preferred Securities as set forth under "Use of Proceeds" in the Offering Memorandum.

               e. The Trust will cooperate to cause the Preferred Securities to be designated Private Offerings, Resales and Trading through Automated Linkage ("PORTAL") market securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc., relating to trading on the PORTAL market.

               f. So long as any of the Preferred Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company and the Trust will provide to any holder of the Preferred Securities or to any prospective purchaser of the Preferred Securities designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act.

               g. None of the Company, its subsidiaries or, to the Company's knowledge, affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will solicit any offer to buy or offer or sell the Preferred Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               h. None of the Company, its subsidiaries or, to the Company's knowledge, affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Preferred Securities in a manner that would require the registration of the Preferred Securities under the Securities Act.

               i. During the period from the Closing Date until two years after the Closing Date, the Company and its subsidiaries will not, to its knowledge, and will not permit any of their "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Preferred Securities that have been reacquired by them, except for Preferred Securities acquired by the Company and its subsidiaries or any of their affiliates and resold in a transaction registered under the Securities Act.

               j. The Trust and the Company will cooperate with the Initial Purchasers in arranging for the Preferred Securities to be accepted for clearance and settlement through Euroclear, CEDEL and The Depository Trust Company.

               k. Each of the Preferred Securities will bear the legend contained in "Notices to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein, except as otherwise specified in such section of the Offering Memorandum.

               l. The Company, its directors and executive officers will not offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly (collectively "dispose") (a) any trust certificates or other securities of the Trust (other than the Preferred Securities offered hereby and the Common Securities), (b) any preferred stock or any other security of the Company substantially similar to the Preferred Securities, (c) any shares of Company Common Stock (other than the Company's issuance of Company Common Stock pursuant to employee benefit plans, upon the exercise of presently outstanding stock options and the conversion of Preferred Securities, and pursuant to acquisitions or mergers or combinations with other companies announced prior to the date of the Offering Memorandum) or (d) any other securities which are convertible into, or exercisable or exchangeable for, any of (a) through (c) above, without the prior consent of the Representative on behalf of the Initial Purchasers for a period of 90 days after the date of the Offering Memorandum; PROVIDED, HOWEVER, that the Company may dispose of up to $20 million in the aggregate of such securities during such 90-day period if such securities and the disposition thereof are not registered (although they may be subject to registration rights agreements) under the Securities Act and are disposed of in connection with acquisitions by the Company or any of its direct or indirect subsidiaries.

               m. None of the Company, its subsidiaries or affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will intentionally be or become, at any time prior to the expiration of three years after the Closing Date or any Option Closing Date an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

               n. The Company will use its reasonable best efforts to cause the Company Common Stock issuable upon conversion of the Preferred Securities to be listed for quotation on the NYSE or other stock exchange or trading system on which the Company Common Stock primarily trades on or promptly after the Effective Time of the Shelf Registration Statement (each as defined under the Registration Rights Agreement).

               o. The Company will use its reasonable best efforts to issue the Guarantee concurrently with the issue and sale of the Preferred Securities as contemplated herein.

               p. The Company will use its reasonable best efforts to reserve and keep available at all times, free of preemptive rights, shares of Company Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Company Common Stock upon conversion of the Preferred Securities and the Convertible Debentures.

               q. The Trust and the Company will use their reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Preferred Securities.

          5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Trust and the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Offering Memorandum and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, and the other Transaction Documents and all other documents related to the offering of the Preferred Securities and/or the Notes (including those supplied to the Initial Purchasers in quantities provided for herein), (ii) the issuance, transfer and delivery of the Preferred Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the qualification of the Preferred Securities under state or foreign legal investment, securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the reasonable fees of Counsel for the Initial Purchasers and such counsel's reasonable disbursements in relation thereto, (iv) the cost of printing the Preferred Securities, (v) all expenses and listing fees in connection with the application for quotation of the Preferred Securities in the PORTAL market, (vi) the cost and charges of any transfer agent, registrar, trustee or fiscal paying agent, (vii) the costs and charges of DTC, Euroclear and CEDEL and (viii) all other costs and expenses incident to the performance of the obligations of the Trust and the Company hereunder for which provision is not otherwise made in this Section 5.

          6. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Preferred Securities, as provided herein, shall be subject to the accuracy of the representations and warranties of the Trust and the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date and any Option Closing Date), to the absence from any certificates, opinions, written statements or letters furnished to you or to Counsel for the Initial Purchasers pursuant to this Section 6 of any misstatement or omission, to the performance by the Trust or the Company of its obligations hereunder, and to the following additional conditions:

               a.   On the Closing Date, you shall have received:

                    A. An opinion, dated the Closing Date, of Shearman & Sterling, special counsel for the Trust and the Company, substantially to the effect that:

                    i) the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum;

                    ii) the Convertible Debentures have been duly authorized by the Company and, assuming that the Convertible Debentures have been duly executed by the Company and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust in accordance with the terms of this Agreement which facts have not been determined by an inspection of the Convertible Debentures, constitutes valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except as (x) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceable;

                    iii) the Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Indenture Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except, as (x) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceable;

                    iv) this Agreement has been duly authorized, executed and delivered by the Company;

                    v) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers and the Trust, constitutes a valid and binding obligation of the Trust and the Company, enforceable against the Trust and the Company in accordance with its terms, except as (w) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (x) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity),
               (y) the waiver as to stay, extension or usury laws may not be enforceable and (z) to the extent indemnification or contribution provisions in the Registration Rights Agreement may not be enforceable;

                    vi) the Indenture, the Guarantee, the Preferred Securities and the Company Common Stock conform in all material respects to the statements in the Offering Memorandum relating thereto under the caption "Description of the Convertible Debentures," "Description of the Convertible Preferred Securities," "Description of the Guarantee," and "Description of Capital Stock;"

                    vii) the Company is not in violation of its certificate of incorporation or by-laws;

                    viii) the execution, delivery and performance of this Agreement and other Transaction Documents and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states except for the filing of registration statements under the Securities Act or Exchange Act in connection with the transactions contemplated by the Registration Rights Agreements, and qualification of the Indentures, the Declaration and the Guarantee under the Trust Indenture Act in connection with the Registration Rights Agreements);

                    ix) the Company is not and, after giving effect to the offering and sale of the Preferred Securities and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                    x) the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                    xi) no registration under the Securities Act of the Preferred Securities or qualification of the Indenture or the Guarantee under the TIA is required for the sale of the Preferred Securities to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming (i) the accuracy of, and compliance with, the Initial Purchaser's representations and agreements contained in Section 3 of this Agreement and (ii) the accuracy of the representations and agreements of the Trust and the Company set forth in Sections 1(z) to (ab) and 4(f) to 4(i) of this Agreement and (iii) that the offer, sale and delivery of the

               Preferred Securities have been made as contemplated by this Agreement and the Offering Memorandum;

                    xii) the Declaration has been duly authorized, executed and delivered by the Company;

                    xiii) the shares of Company Common Stock issuable upon conversion of the Preferred Securities have been duly authorized by the Company and, when issued and delivered upon such conversion in accordance with the terms and provisions of the Indenture, the Preferred Securities and the Declaration (assuming payment for and delivery of the Preferred Securities in accordance with this Agreement), will be validly issued, fully paid and nonassessable; the shares of Company Common Stock issuable on conversion of the Preferred Securities at the initial conversion price set forth therein and in the Declaration have been reserved for issuance and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for such issuance of Company Common Stock;

                    xiv) the Trust will be classified as a grantor trust for United States Federal income tax purposes and not as an association subject to tax as a corporation; and

                    xv) although the discussion set forth in the Offering Memorandum under the heading "United States Federal Income Taxation" does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, such discussion, and the discussion set forth under the caption "Risk Factors-Option to Extend Interest Payment Period" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by such counsel, and fairly presents in all material respects the principal United States Federal income tax consequences of an investment in the Securities.

          Such counsel (i) may state that such opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, (ii) may rely upon the opinion of Robert F. Murphy delivered pursuant to Section 6B hereof (including any assumptions or qualifications thereto) as to matters of the laws of the states of organization of each of the Note Guarantors addressed therein with regard to the authorization, execution and delivery of documents by such Note Guarantors, (iii) may rely upon the opinion of Murtha, Cullina, Richter and Pinney as to matters involving the laws of the State of Connecticut, and (iv) may rely upon the opinion of a New Mexico law firm reasonably acceptable to the Initial Purchasers as to matters involving the laws of the State of New Mexico and (v) in giving opinion (v) above as to the Trust, may rely on the opinion of Richards, Layton & Finger P.A. delivered pursuant to Section 6G hereof.

          In addition, such counsel shall state that (a) it has acted as counsel to the Trust and the Company in connection with the preparation of the Preliminary Offering Memorandum and Offering Memorandum and (b) it has generally reviewed and discussed such statements contained in the Offering Memorandum with certain representatives of the Trust, certain officers and employees of the Company and the Company's auditors, and with your counsel and yourselves. Such counsel shall further state that in the course of this review and discussion, no facts have come to its attention that cause it to believe that the Offering Memorandum (except for the financial statements and other financial and statistical data included therein or omitted therefrom as to all of which it has not been requested to comment) as of its date (as amended or supplemented, if applicable) or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Without limiting the foregoing, such counsel may further state that (i) it has not verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements in the Offering Memorandum other than those mentioned in subparagraph
(vi), (ii) the Company has retained Sidley & Austin to advise it with respect to the government investigation by the Office of the Inspector General described in the section of the Offering Memorandum entitled "Risk Factors--Investigations; Uncertain Impact on Future Operating Results" (hereinafter, "OIG MATTERS") and
(iii) the Company has retained Murtha, Cullina, Richter and Pinney to advise it with respect to the government investigation in Connecticut described in the section of the Offering Memorandum entitled "Risk Factors--Investigations; Uncertain Impact on Future Operating Results" (hereinafter, "CONNECTICUT MATTERS").

                    B. An opinion, dated the Closing Date, from Robert F. Murphy, in-house counsel for the Trust and the Company, substantially to the effect that:

                    i) the Company is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have been a Material Adverse Effect;

                    ii) the Company has authorized capital stock as set forth in the Offering Memorandum; all of the outstanding shares of Company Common Stock are duly and validly authorized and issued, are fully paid and nonassessable;

                    iii) the statements in the Offering Memorandum relating to Connecticut Matters and OIG Matters under the caption "Risk Factors-Investigations; Uncertain Impact on Future Operating Results" insofar as such statements constitute a summary of the legal matters or proceedings referred to therein, fairly present the information called for with respect to such legal matters and proceedings;

                    iv) to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except for such conflicts, breaches or defaults as would not singly or in the aggregate, have a Material Adverse Effect;

                    v) the execution, delivery and performance of this Agreement and other Transaction Documents and compliance by the Trust and the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or the Trust is a party or by which the Company or the Trust or their respective property is bound except for such conflicts or breaches or defaults as would not, singly or in the aggregate, have a Material Adverse Effect, or, to the best of such counsel's knowledge, after due inquiry, violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, the Trust or their respective property; and

                    vi) except as disclosed in the Offering Memorandum and this Agreement and other than $1,767,100 aggregate principal amount of convertible notes issued to Portsbridge, Inc., and $1,200,000 aggregate principal amount of convertible notes issued to T.M. Mahone, and except for stock options outstanding pursuant to the Company's existing employee benefit and stock option plans, there are no outstanding options, warrants or other rights calling for the issuance of any shares of Company Common Stock or any security convertible into or exchangeable for Company Common Stock.

          Such counsel (i) may state that such opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of California, and the General Corporation Law of the State of Delaware,
(ii) may state that such counsel is generally familiar with the General Corporation Law of the State of Delaware, (iii) may make an assumption that matters involving the laws of the states of organization of each Guarantor, with regard to due authorization, execution and delivery are the same as the law of the State of California, (iv) may rely upon the opinion of Murtha, Cullina, Richter and Pinney as to matters involving the laws of the State of Connecticut and (v) may rely upon the opinion of a New Mexico law firm or an attorney admitted to the practice of law in the State of New Mexico, reasonably acceptable to the Initial Purchasers as to matters involving the laws of the State of New Mexico. In addition, such counsel may state that certain matters relating to the regulation of the health care industry have been passed upon by Gardner, Carton & Douglas, United States regulatory counsel for the Company, and that such matters have, accordingly, been excluded from the opinion.

                    C. An opinion, dated the Closing Date, from Sidley & Austin, special health care counsel for the Company, which states that Sidley & Austin has acted as special counsel to the Company in connection with OIG Matters; and such counsel shall advise you that, on the basis of the foregoing, no facts have come to its attention which caused it to believe that the statements in the Offering Memorandum under the caption "Risk Factors -- Investigations; Uncertain Impact on Future Operating Results," as of the date of the Offering Memorandum (as amended or supplemented, if applicable) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, Sidley & Austin may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial or statistical data included in the Offering Memorandum.

          Such counsel may state that such opinion is limited to matters governed by the Federal laws of the United States of America.

                    D. An opinion, dated the Closing Date, from Murtha, Cullina, Richter and Pinney shall state that it has acted as special Connecticut counsel to the Company in connection with Connecticut Matters; and such counsel shall advise you that, on the basis of the foregoing, no facts have come to its attention which caused it to believe that the statements in the Offering Memorandum under the caption "Risk Factors -- Investigations; Uncertain Impact on Future Operating Results" as of the date of the Offering Memorandum (as amended or supplemented, if applicable) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, Murtha, Cullina, Richter and Pinney may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial or statistical data included in the Offering Memorandum.

          Such counsel may state that such opinions are limited to matters governed by the Federal laws of the United States of America and the laws of the State of Connecticut.

                    E. An opinion, dated the Closing Date, from Gardner, Carton & Douglas, special regulatory counsel for the Company, substantially to the effect that the statements in the Offering Memorandum under the captions "Risk Factors -- Risks Related to Prospective Payment System," "Risk Factors --Potential Reduction of Reimbursement Rates from Third Party Payors and Impact on Future Operating Results," "Risk Factors--Investigations; Uncertain Impact on Future Operating Results," "Risk Factors--Potential Adverse Impact From Extensive Regulation," "Business--United

States Revenue Sources," and "Business--Government Regulation," insofar as such statements constitute a summary of certain aspects of Title XVIII and XIX of the Social Security Act and the regulations thereunder, fairly present the information called for with respect to such statements.

          Such counsel may state that such opinions are limited to matters governed by Title XVIII and XIX of the Social Security Act, 42 U.S.C. Section 1395, et seq. and do not extend to any other Federal or state laws governing the licensors of the Company or Company-related facilities, suppliers or therapists.

                    F. An opinion, dated the Closing Date, from Warner Cranston, special United Kingdom counsel for the Company, substantially to the effect that the statements in the Offering Memorandum under the caption "Business--United Kingdom Revenue Sources," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

          Such counsel may state that such opinions are limited to matters governed by the laws of the United Kingdom.

                    G. An opinion, dated the Closing Date, of Richards, Layton & Finger P.A., special Delaware counsel to the Trust and the Company, substantially to the effect that:

                    i) the Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act;

                    ii) under the Delaware Business Trust Act and the Declaration, the Trust has the trust power and authority (a) to own its properties and conduct its business, all as described in the Offering Memorandum, (b) to execute and deliver the agreements to which it is a party including this Agreement, the Registration Rights Agreement, the Debenture Purchase Agreement, the Common Securities Purchase Agreement and (c) to issue and perform its obligations under the Preferred Securities and Common Securities, all as described in the Declaration;

                    iii) the Declaration, assuming due authorization, execution and delivery by the parties thereto, constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                    iv) under the Delaware Business Trust Act and the Declaration, the execution and delivery by the Trust of the Transaction Documents to which it is a party and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                    v) the Preferred Securities have been duly authorized for issuance pursuant to the Declaration and, when duly executed, authenticated and delivered in accordance with the Declaration against payment therefor, will represent valid and, subject to the qualifications set forth in clause (vi) below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust;

                    vi) the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the holders may be obligated to make payments as set forth in the Declaration;

                    vii) under the Delaware Business Trust Act and the Declaration, the issuance of the Preferred Securities is not subject to preemptive rights;

                    viii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the State of Delaware is required for the issuance and sale of the Preferred Securities or the consummation of the transactions contemplated by the Transaction Documents;

                    ix) assuming that the Trust is treated as a grantor trust or partnership for United States Federal income tax purposes, the holder of Preferred Securities (other than those holders of Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware;

                    x) the purchase of the Convertible Debentures by the Trust and the distribution of the Convertible Debentures by the Trust in the circumstances contemplated by the Declaration will not conflict with or result in a breach or violation of any of the terms or provisions of the Certificate or the Declaration or any statute of the State of Delaware or any order, rule or regulation of any governmental agency or body of the State of Delaware having jurisdiction over the Trust or any of its properties;

                    H. An opinion, dated the Closing Date, of Richards, Layton & Finger P.A., special Delaware counsel to the Delaware Trustee, substantially to the effect that:

                    i) The Bank of New York (Delaware) is a Delaware banking corporation, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to execute and deliver, and to carry out and perform its obligations under the Declaration;

                    ii) the Declaration has been duly authorized, executed and delivered by the Delaware Trustee and constitutes a valid and binding obligation of the Delaware Trustee, and is enforceable against the Delaware Trustee in accordance with its terms subject, as to enforcement, to the effect upon the Declaration of
               (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                    iii) the execution, delivery and performance of the Declaration by the Delaware Trustee do not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee; and

                    iv) no consent, approval or authorization of, or registration with or notice to, any Federal or Delaware banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Declaration.

               b. The Initial Purchasers shall have received from Counsel for the Initial Purchasers, a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Preferred Securities, the Offering Memorandum and such other related matters as you may reasonably require, and the Trust and the Company shall have furnished to Counsel for the Initial Purchasers, such documents as they request for the purpose of enabling them to pass upon such matters.

               c. At the Closing Date you shall have received a certificate of the Chief Financial Officer and the Secretary or Assistant Secretary of the Company, dated the Closing Date in substantially the form of Exhibit A attached hereto.

               d. At the time this Agreement is executed and at the Closing Date, you shall have received a "comfort" letter, from Arthur Andersen LLP, independent public accountants for the Company and Regency, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Initial Purchasers in form and substance satisfactory to the Initial Purchasers.

               e. Prior to the Closing Date the Trust and the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

               f. At the Closing Date, the Preferred Securities shall have been approved for quotation in the PORTAL market.

               g. The Trust and the Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Trust and the Company.

               h. The Trust and the Company shall not have failed at or prior to the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Trust and the Company at or prior to the Closing Date.

               i. At the Closing Date, you shall have received from each person who is a director or executive officer of the Company an agreement to the effect that such person will not offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly (collectively "dispose") (a) any trust certificates or other securities of the Trust (other than the Preferred Securities offered hereby and the Common Securities), (b) any preferred stock or any other security of the Company substantially similar to the Preferred Securities, (c) any shares of Company Common Stock (other than the Company's issuance of Company Common Stock upon the exercise of presently outstanding stock options and the conversion of Preferred Securities, and pursuant to acquisitions or mergers or combinations with other companies announced prior to the date of the Offering Memorandum) or (d) any other securities which are convertible into, or exercisable or exchangeable for, any of (a) through (c) above, without the prior consent of the Representative on behalf of the Initial Purchasers for a period of 90 days after the date of the Offering Memorandum.

               j. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Counsel for the Initial Purchasers pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representative and to Counsel for the Initial Purchasers, all obligations of the Initial Purchasers hereunder may be canceled by you at, or at any time prior to, the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 12(c). Notice of such cancellation shall be given to the Trust in writing, or by telephone, telex or telegraph, confirmed in writing.

          7.   INDEMNIFICATION.

               a. The Trust and the Company, jointly and severally, agree to indemnify and hold harmless each of the Initial Purchasers and each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the

Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, subject to the last sentence of Section 7(c)), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or the Preliminary Offering Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Trust and the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statements or omissions from the Preliminary Offering Memorandum that are corrected in the Offering Memorandum or any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Trust and the Company by or on behalf of any Initial Purchaser through the Representative expressly for use therein. This indemnity agreement will be in addition to any liability which the Trust and the Company may otherwise have including under this Agreement.

               b. Each Initial Purchaser, severally, and not jointly, agrees to indemnify and hold harmless the Trust and the Company, each of the directors and trustees of the Company and the Trust, each of the officers of the Company and the Trust, and each other person, if any, who controls the Company or the Trust within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, subject to the last sentence of Section 7(c)), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or the Preliminary Offering Memorandum or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Trust or the Company by or on behalf of any Initial Purchasers through the Representative expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the underwriting discount applicable to the Preferred Securities purchased by such Initial Purchaser hereunder. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have including under this Agreement. The Trust and the Company acknowledge that the statements set forth in the first sentence of the last paragraph on the cover page, the information on page viii regarding stabilization and in the ninth paragraph, the eleventh paragraph, the second sentence of the twelfth paragraph and the thirteenth paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by or on behalf of any Initial Purchaser through the Representative expressly for use in the Offering Memorandum or in any amendment thereof or supplement thereto, as the case may be.

               c. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 unless the indemnifying party is materially prejudiced by the failure to notify). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the Company or, if the Company is not a party, by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one counsel (in addition to any local counsel) for all indemnified parties shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

          8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason finally held by a court of competent jurisdiction to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Trust, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement (subject to the last sentence of this Section 8) of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Trust or the Company or other Initial Purchasers, as applicable, any contribution received by the Trust or the Company from persons, other than the Initial Purchaser(s), who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers and directors of the Company) as incurred to which the Company and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Trust and the Company, on the one hand, and the Initial Purchasers on the other hand from the offering of the Preferred Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Trust and (y) the underwriting discounts and commissions received by the Initial Purchasers respectively. The relative fault of the Trust, the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust, the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the underwriting discount applicable to the Preferred Securities purchased by such Initial Purchaser hereunder, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Note purchased by it and sold in the Offering were offered to subsequent purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company and the Trust within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer and each director of the Company shall have the same rights to contribution as the Company and the Trust, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise unless the contributing party is materially prejudiced by the failure to notify. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

          9. DEFAULT BY AN INITIAL PURCHASER. If one or more of the Initial Purchasers shall fail at the Closing Date or any Option Closing Date to purchase the Preferred Securities which it is obligated to purchase under this Agreement (the "DEFAULTED PREFERRED SECURITIES"), the non-defaulting Initial Purchaser(s) shall have the right, within 24 hours thereafter, to make arrangements for it or any other Initial Purchaser(s) to purchase all, but not less than all, of the Defaulted Preferred Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Initial Purchaser(s) shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser(s). Notwithstanding anything to the contrary above, if the aggregate principal amount of the Defaulted Preferred Securities is not more than one-tenth of the aggregate principal amount of the Preferred Securities to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Preferred Securities set forth opposite its name in Schedule I bears to the aggregate principal amount of the Preferred Securities which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Defaulted Preferred Securities; PROVIDED that in no event shall the aggregate liquidation amount of the Preferred Securities which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such liquidation amount of the Preferred Securities without the written consent of such Initial Purchaser.

          No action taken pursuant to this Section 9 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchaser or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

          10. NO LIABILITY OF PROPERTY TRUSTEE, DELAWARE TRUSTEE OR GUARANTEE TRUSTEE. It is expressly understood and agreed by the parties hereto that (a) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as representations, warranties, covenants, undertakings and agreements of any Trustee, including, without limitation, The Bank of New York as Property Trustee or The Bank of New York (Delaware) as Delaware Trustee, in their individual capacity, but is made and intended for the purpose of binding only the Trust, and (b) under no circumstances shall any Trustee, including The Bank of New York as Guarantee Trustee or Property Trustee or The Bank of New York (Delaware) as Delaware Trustee be personally liable for any breach of any obligation, representation, warranty, or covenant made or undertaken by the Trust under this Agreement except, if such breach or failure is due to any gross negligence (subject to the TIA) or wilful misconduct of the Trustee.

          11. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchasers, the Trust and the Company contained in this Agreement, including the agreements contained in
Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Initial Purchasers or any agent, representative or controlling person thereof or by or on behalf of the Trust, the Company, any of the officers, directors, trustees or any controlling person thereof, of the Company and the Trust and shall survive delivery of and payment for the Preferred Securities to and by the Initial Purchasers. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 12(c) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 12 hereof.

          12.  TERMINATION.

               a. The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date, if (A) any domestic or international event or act or occurrence has materially disrupted, or in the Initial Purchasers' opinion will in the immediate future materially disrupt the market for the Company's securities or the United States or international securities markets generally; or (B) if trading on the New York Stock Exchange, the American Stock Exchange, the Chicago Board and Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or The Nasdaq National Market shall have been suspended, or materially limited; or (C) if a banking moratorium has been declared by any United States Federal or New York State authority or if any new restriction materially adversely affecting the distribution of the Preferred Securities shall have become effective; or (D) if any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act); or (E)(i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or
(ii) if there shall have been such change in political, financial or economic conditions and if the effect of any such event in the Representative's judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Preferred Securities, as the case may be, on the terms contemplated by the Offering Memorandum.

               b. Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

               c. If this Agreement shall be terminated pursuant to any of the provisions hereof (other than (i) pursuant to Section 9 or 12(a)(A), (B), (C) or (E) hereof, (ii) as a result of the material breach of this Agreement by the Initial Purchasers or (iii) as a result of the failure of Counsel for the Initial Purchasers to deliver an opinion as provided in Section 6(b) where all other law firms required to deliver opinions pursuant to Section 6(a) have provided written confirmation of their willingness to deliver such opinions as required thereunder), the Trust will, subject to demand by you, reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and expenses of their counsel), reasonably incurred by the Initial Purchasers in connection herewith.

          13. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Initial Purchaser, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to it c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Syndicate Department, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, Attention: Jonathan H. Grunzweig, Esq.; if sent to the Trust or the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Sun Financing I or Sun Healthcare Group, Inc., 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, Attention: Robert F. Murphy, Esq., Senior Vice President, General Counsel and Secretary, with a copy to Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, California 94104, Attention:
William H. Hinman, Esq.

          14. PARTIES. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Trust and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Preferred Securities from any of the Initial Purchasers.

          15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     If the foregoing correctly sets forth the understanding between you, the Trust and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                           Very truly yours,

                           SUN FINANCING I


                           By: /s/ Robert F. Murphy
                               -----------------------------
                             Name:Robert F. Murphy
                             Title: Administrative Trustee


                           SUN HEALTHCARE GROUP, INC.


                           By: /s/ Robert D. Woltil
                               --------------------------------
                             Name:Robert D. Woltil
                             Title:  Chief Financial Officer

                                   Accepted as of the date first above written

                                   BEAR, STEARNS & CO. INC.
                                   DONALDSON, LUFKIN & JENRETTE
                                     SECURITIES CORPORATION
                                   J.P. MORGAN SECURITIES INC.
                                   NATIONSBANC MONTGOMERY
                                     SECURITIES LLC
                                   SCHRODER & CO. INC.

                                   BY:  BEAR, STEARNS, & CO. INC.


                                   By: /s/ Curtis Lane
                                       --------------------------------
                                      Name: Curtis Lane
                                      Title:   Senior Managing Director

                                      SCHEDULE I


Name of Initial Purchaser                   Preferred Securities to be Purchased
-------------------------                   ------------------------------------
Bear, Stearns & Co. Inc. . . . . . . . . . .            6,000,000
Donaldson, Lufkin & Jenrette
  Securities Corporation . . . . . . . . . .            1,800,000
J.P. Morgan Securities Inc.. . . . . . . . .            1,800,000
NationsBanc Montgomery Securities LLC  . . .            1,800,000
Schroder & Co. Inc.. . . . . . . . . . . . .              600,000
                                                       ----------
Total. . . . . . . . . . . . . . . . . . . .           12,000,000


                                      EXHIBIT A

                              SUN HEALTHCARE GROUP, INC.


                                OFFICERS' CERTIFICATE


          Each of the undersigned Robert D. Woltil, Chief Financial Officer of Sun Healthcare Group, Inc., a Delaware corporation (the "Company") and Robert F. Murphy, Secretary of the Company, pursuant to Section 6(c) of the Purchase Agreement, dated April 28, 1998, by and among the Company, Sun Financing I, a statutory business trust organized under the laws of the State of Delaware (the "Trust"), and Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc., as initial purchasers (the "Purchase Agreement"), hereby certify on behalf of the Company that:

          (i) The representations and warranties of the Company and the Trust contained in Section 1 of the Purchase Agreement are accurate with the same force and effect as if made on and as of the date hereof.

          (ii) As of the date hereof, the obligations of the Company and the Trust to be performed thereunder on or prior to the date hereof have been duly performed.

          (iii) Subsequent to the respective dates as of which information is given in the Offering Memorandum, (A) the Company and its subsidiaries have not sustained any loss or interference with their respective businesses or properties from (1) fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or (2) from any labor dispute or any legal or governmental proceeding, and (B) there has not been any change, or any development reasonably likely to involve a prospective change, in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, in the case of either (A) or (B), the effect of which in such person's reasonable judgment is material and adverse and except in the case of either (A) or (B) as disclosed in the Offering Memorandum.

          (iv) Prior to or simultaneously with the date hereof, approval of the Lenders under the Credit Facility approving the issuance of the Convertible

     Junior Subordinated Debentures, Convertible Trust Issued Preferred Securities, Trust Issued Common Securities, Convertible Trust Issued Preferred Securities Guarantee and Trust Issued Common Securities Guarantee has been obtained.

     Capitalized terms used herein without definition shall have the meanings given such terms in the Purchase Agreement.

     Skadden, Arps, Slate, Meagher & Flom LLP, Shearman & Sterling, Sidley & Austin and Murtha, Cullina, Richter and Pinney are entitled to rely upon this Officers' Certificate in connection with the opinions given by such firms pursuant to Section 6 of the Purchase Agreement.


                                         A-2